EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement (Securities Act File No. 333-39837) of BlackRock Senior Floating Rate Fund, Inc. (formerly Merrill Lynch Senior Floating Rate Funds, Inc.) (the “Fund”) of our reports dated October 23, 2006 relating to the financial statements and financial highlights of the Fund and of Master Senior Floating Rate Trust (the “Trust”), both appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2006, and of our reports dated October 21, 2005 relating to the financial statements and financial highlights of the Fund and of the Trust, both appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2005. We also consent to the reference to us under the heading “Financial Statements”, which is part of this Issuer Tender Offer Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey November 10, 2006